UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 18, 2006
THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other
jurisdiction of
incorporation or
organization)

1-07151 (Commission File Number)	31-0595760 (I.R.S. Employer Identification No.)
1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)
(510) 271-7000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐ Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     The information relating to this Item is set forth in Item 5.02 below and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On July 19, 2006, Gerald E. “Jerry” Johnston notified The Clorox Company (the Company) of his decision to retire from the Board of Directors, effective immediately. In May 2006, Mr. Johnston had retired from his positions as Chairman and CEO to focus on his heath and his family following a heart attack he suffered in March 2006.
     On July 18, 2006, the Management Development and Compensation Committee of the Board of Directors of the Company approved certain benefits to Mr. Johnston in recognition of his service as Chairman and CEO. The benefits have an approximate total value of $225,000 and will be paid out over a three-year period. Exhibit 10.1 hereto sets forth a summary of these benefits.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Summary of Benefits

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY
Date: July 24, 2006	By:	/s/ Laura Stein
Laura Stein
Senior Vice President – General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
10.1	Summary of Benefits